AMENDMENT TO AGREEMENTS

THIS AMENDMENT TO AGREEMENTS effective January 31, 2007, is between Uranium Power Corp., a British Columbia corporation ("UPC") and U.S. Energy Corp., a Wyoming corporation ("USE"), Crested Corp., a Colorado corporation (“Crested”) and a joint venture between USE and Crested; the joint venture between USE and Crested is referred to herein as "USECC" and USE, Crested and USECC are collectively referred to herein as the "USE Parties".

RECITALS

WHEREAS, on October 29, 2004, UPC (formerly known as Bell Coast Capital Corp.) and the USE Parties entered into a letter agreement with respect to the exploration and potential development and production of certain properties located in the Sheep Mountain Mining District and the Crooks Gap Mining District in Fremont County, Wyoming (“Sheep Mountain Properties”), which letter agreement was revised on November 24, 2004, and December 3, 2004, (hereinafter referred to as “Initial Letter Agreement”); and

WHEREAS, on December 8, 2004, UPC and USE Parties entered into a Purchase and Sales Agreement (“PSA”) for the Sheep Mountain Properties, which superseded and replaced the Initial Letter Agreement; and

WHEREAS, on April 11, 2005, UPC and the USE Parties entered into a Mining Venture Agreement (“MVA”) for the Sheep Mountain Properties; and

WHEREAS, on August 22, 2005, UPC and the USE Parties entered into Amended Letter Agreement (Amendment #1”) adding to the PSA the Breccia Pipes Project located in Arizona and the Burro Canyon Project located in Colorado; and

WHEREAS, on January 12, 2006, UPC and the USE Parties entered into Amended Letter Agreement #2 (“Amendment #2”) to Paragraph 4 of the PSA concerning timing of payment of the purchase price; and

WHEREAS, on May 9, 2006, UPC and the USE Parties entered into an Agreement (“Green River Agreement”) to develop two properties, (i) the Green River North properties (“Green River North”) consisting of 10 unpatented lode mining claims and (ii) the Green River South properties (“Green River South”) previously know as the Sahara Mine Property; whereby the Green River North was to be developed by a new joint venture agreement and the Green River South properties were to be developed by the Amended and Restated Option and Joint Venture Agreement- Sahara Mine Property, Emery County, Utah (“Sahara MVA”); and

WHEREAS, the PSA, MVA, Amendment #1, Amendment #2 and the Green River Agreement are hereinafter referred to as the “UPC Agreements”), and

WHEREAS, the USE Parties have entered into an Exclusivity Agreement with sxr Uranium One Inc. (“Uranium One”) to sell certain of its uranium assets to Uranium One or one or more wholly-owned subsidiaries of Uranium One (collectively, the “Buyers”) and if this sale is to be consummated, the USE Parties and the applicable Buyers will enter into a definitive agreement and close this transaction (the “Uranium One Transaction”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, UPC and the USE Parties agree to the following terms and conditions:

1.	The Areas of Mutual Interest contained in the PSA, MVA, Amendment #1 and Green River North are amended and replaced in their entirety as follows:

(i)
the area of mutual interest for the Sheep Mountain Properties shall be one (1) mile from the exterior boundary of the Sheep Mountain unpatented mining claims and the Wyoming State Lease as shown on Exhibit 1, excluding however, the Sweetwater Mill and the Green Mountain uranium properties owned by Rio Tinto;

(ii)
the area of mutual interest for the Burro Canyon properties contained in Amendment #1 shall be one (1) mile from the exterior boundary of the unpatented mining claims contained in the Burro Canyon Project as shown on Exhibit 2;

(iii)	the area of mutual interest for the Breccia Pipes properties contained in Amendment #1 shall be the area covered by the aerial survey as shown on Exhibit 3, and

(iv)
the area of mutual interest for the Green River North properties shall be one (1) mile from the exterior boundary of the Green River North unpatented mining claims lying north of the north right-of-way of Interstate 70 as shown on Exhibit 4.

2.
Conditioned upon and effective as of the closing of the Uranium One Transaction, the Green River South properties are deleted and removed from Green River Agreement and the USE Parties hereby agree to quitclaim and /or relinquish all rights, responsibilities and obligations to the Green River South properties, including the Sahara MVA, to UPC.

3.
The UPC Agreements are hereby amended to grant the USE Parties the right to transfer all rights, responsibilities and obligations of the UPC Agreements (excluding Green River South) to the Buyers, including but not limited to the right to receive all payments provided in the UPC Agreements. UPC agrees to execute the attached Consent, Waiver and Agreement attached as Exhibit 5, thereby, among other things, (i) waiving any and all rights it may have to any preemptive rights, rights of first refusal or similar rights with respect to the sale and assignment of the UPC Agreements to the Buyers, and (ii) agreeing that the Buyers will not assume, and the USE Parties will remain liable for, any liability for breaches of the UPC Agreements by the USE Parties and any indemnity granted by the USE Parties to UPC with respect to periods prior to the closing of the Uranium One Transaction.

4.
Conditioned upon the closing of the Uranium One Transaction, the USE Parties agree to provide to UPC access to copy or otherwise use of the USE uranium libraries for a period of three (3) years from the closing of the Uranium One Transaction.

5.	The address and contact information for UPC contained in the notice provisions of the UPC Agreements is amended as follows:

Mr. Chris Healey
President
Uranium Power Corp.
3rd Floor, Bellevue Centre
235 Fifteenth Street
West Vancouver, BC
CANADA V7T-2X1
Phone: (604) 921-1810
Fax: (604) 921-1898
e-Mail: chealey@uniserve.com

6.
Upon the closing of the Uranium One Transaction, the USE Parties shall have no further rights, responsibilities or obligations to UPC except for providing access to the USE Parties’ uranium libraries as provided above and any liability for a pre-closing breach by the USE Parties or a pre-closing indemnity obligation of the USE Parties under the UPC Agreements.

7.	All other terms and conditions of the UPC Agreements shall remain unchanged by this Amendment to Agreements.

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This Agreement is executed to be effective on the date first shown above.

URANIUM POWER CORP.

By  /s/ Chris M. Healey

Its  President

U.S. ENERGY CORP.

By  /s/ Mark J. Larsen

Its  President

U.S. ENERGY CORP. and CRESTED CORP. dba as USECC, a JOINT VENTURE

U.S. ENERGY CORP.

By  /s/ Mark J. Larsen

Its  President

CRESTED CORP.

By  /s/ Keith G. Larsen

Its  Co-Chairman